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                                                                       EXHIBIT 2



                              AGREEMENT OF MERGER

                           DATED AS OF MAY 10, 1999

                                     AMONG

                                   THQ INC.,

                           PCPL ACQUISITION COMPANY,

                                      AND

                        PACIFIC COAST POWER & LIGHT CO.

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                                                                     EXHIBIT 2

                               AGREEMENT OF MERGER

            THIS AGREEMENT OF MERGER, dated as of May 10, 1999, among THQ INC., a Delaware corporation ("Parent"), PCPL ACQUISITION COMPANY, a California corporation and a wholly owned subsidiary of Parent ("Mergerco"), and PACIFIC COAST POWER & LIGHT CO., a California corporation (the "Company").

                              W I T N E S S E T H:

            WHEREAS, the Company is a California corporation having an authorized capital that consists of 10,000,000 shares of common stock, no par value (the "Company Common Stock"), of which, as of the date hereof, 5,383,333 shares are issued and outstanding; and

            WHEREAS, Parent is a Delaware corporation having an authorized capital of (i) 35,000,000 shares of common stock, par value $0.01 per share (the "THQ Stock"), of which, as of March 24, 1999, 11,374,173 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which, as of the date hereof, is issued and outstanding; and

            WHEREAS, Mergerco is a California corporation having an authorized capital of 1,000 shares of common stock, no par value, all of which are issued and outstanding and owned of record and beneficially by Parent; and

            WHEREAS, the Board of Directors and the shareholders of the Company have approved the merger of Mergerco with and into the Company pursuant to the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the parties as follows:

1.    DEFINITIONS.

            In this Agreement, the following terms have the meanings specified or referred to in this Sec tion 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

            "ACQUISITION PROPOSAL" has the meaning set forth in Section 7.9.

            "ACTION" means any governmental investigation; any suit or action at law or in equity; any arbitration, audit, assessment, grievance or other proceeding, whether actual, proposed or threatened; and any other claim.

            "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

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            "AGREED ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied, provided that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Balance Sheet; and provided further that, for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

            "ASSOCIATE" of any Person means (i) a corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Person or any of its parents or subsidiaries.

            "BALANCE SHEET" means the balance sheet of the Company included in the Financial Statements.

            "BALANCE SHEET DATE" means March 31, 1999.

            "BRIDGE NOTES" means the promissory notes owing by the Company to the Bridge Noteholder and identified on Schedule 5.3.

            "BRIDGE NOTEHOLDER" means TechFund Capital, L.P.

            "BRIDGE NOTE OBLIGATIONS" means the aggregate amount of principal and interest owing on the Bridge Notes as of the Effective Time, as set forth on or as determined in accordance with Schedule 5.3.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, and the rules and regulations promulgated thereunder.

            "CERTIFICATE OF MERGER" has the meaning set forth in Section 4.1.

            "CGCL" means the California General Corporation Law, as amended.

            "CLAIM NOTICE" has the meaning set forth in Section 10.3.1.

            "CLOSING DATE" has the meaning set forth in Section 4.1.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

            "COMPANY" means Pacific Coast Power & Light Co., a California corporation.

            "COMPANY AGREEMENTS" has the meaning set forth in Section 5.17.

            "COMPANY ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by the Company under this Agreement or in connection herewith.


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            "COMPANY COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

            "COMPANY GROUP" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any predecessor of or successor to the Company (or another such predecessor or successor).

            "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in Section 5.18.

            "COMPANY MEETING" has the meaning set forth in Section 7.2.1.

            "COMPANY PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company (including any surface water thereon or adjacent thereto and any soil or ground water thereunder), whether currently or at any previous time.

            "CONSENT OF OPTIONHOLDER" means a Consent of Optionholder, in the form of Exhibit G.

            "CONTEMPLATED TRANSACTIONS" has the meaning set forth in Section 5.2.3.

            "CONTINUITY OF INTEREST AGREEMENT" means those certain Continuity of Interest Agreements to be dated the Effective Date between the Company, Parent and each of the Effective Time Stockholders, respectively, each substantially in the form of Exhibit H.

            "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

            "DEVELOPMENT TOOLS" has the meaning set forth in Section 5.20.

            "DISCLAIMER OF RELIANCE" means the Disclaimer of Reliance in the form of Exhibit E.

            "EFFECTIVE TIME" has the meaning set forth in Section 4.1.

            "EFFECTIVE TIME STOCKHOLDERS" means those Persons who, as of the Effective Time, are the record holders of shares of Company Common Stock, and each such Person's successors and assigns with respect to such shares.

            "EMPLOYEE PLANS" has the meaning set forth in Section 5.23.

            "EMPLOYMENT AGREEMENTS" means those certain Employment Agreements to be dated the Effective Date between Parent and Traeger and Harper, respectively, substantially in the form of Exhibit A-1 and A-2.

            "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including a mechanics' lien), encumbrance, lease, conditional sales agreement, option, covenant, easement, restriction, charge, claim


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or other defect in title of any nature on any property or asset or property interest, whether voluntarily incurred or arising by operation of law or otherwise; and includes any agreement or commitment to grant, make or enter into any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or any agreement to file any such financing statement or to record any lien in the real property records maintained by a Governmental Body.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means (i) any corporation which at any time on or before the Effective Time is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company;
(ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Effective Time is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the Effective Time is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) of this definition or any partnership, trade or business described in clause (ii) of this definition.

            "ESCROW" has the meaning set forth in Section 4.4.

            "ESCROW AGENT" means Chase Manhattan Trust Company, in its capacity as escrow agent; or if such entity is unable or unwilling to so act, another escrow agent mutually agreed upon by Parent and the Company.

            "ESCROW AGREEMENT" has the meaning set forth in Section 7.16.

            "ESCROW SHARES" has the meaning set forth in Section 3.2.5.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

            "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any Action indemnified against hereunder (including, but not limited to, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

            "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.7.

            "GENERAL CREDITOR" means each Person who, as of the Merger Filing, is a creditor of the Company, whether or not the amount owing to such Person has been billed to the Company as of the Merger Filing.

            "GENERAL RELEASE AND COVENANT NOT TO SUE" means the General Release and Covenant Not to Sue in the form of Exhibit D.

            "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.


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            "GOVERNMENTAL CONSENTS AND FILINGS" has the meaning set forth in
Section 5.2.3.

            "GOVERNMENTAL PERMITS" has the meaning set forth in Section 5.9.

            "GROSS STOCKHOLDER MERGER SHARES" has the meaning set forth in
Section 3.2.4.

            "HARPER" means Dennis Harper.

            "HAZARDOUS MATERIALS" has the meaning set forth in Section 5.27.

            "INDEMNIFIED PERSON" and "INDEMNITOR" each has the meaning set forth in Section 10.3.1.

            "IRS" means the Internal Revenue Service.

            "INVENTIONS" has the meaning set forth in Section 5.18.

            "KNOWLEDGE" means, with reference to a party hereto, only the actual knowledge of any of the directors and officers of such party, after reasonable inquiry of such party's employees, agents and consultants and information set forth in documents in the possession of such party.

            "KNOWLEDGE QUALIFICATION" means a qualification to any representation or warranty made by a party expressed as "to the knowledge" of such party, that such party "has not received any notice that" or similar language intended to limit the scope of such representation and warranty.

            "LEASED REAL PROPERTY" has the meaning set forth in Section 5.13.

            "LOSS" means any and all losses, costs, obligations, liabilities, diminution in value, settlement payments, awards, judgments, damage to the environment, natural resources or public health, fines, penalties, damages, expenses, deficiencies or other charges, whether foreseeable or unforeseeable and including interest at the Reference Rate on such Losses.

            "MATERIAL ADVERSE EFFECT" means, with respect to any party hereto, any change or effect (or any development that, insofar as can be reasonably foreseen, would result in any change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of such party.

            "MERGER" has the meaning set forth in Section 2.1.

            "MERGER FILING" has the meaning set forth in Section 4.2

            "MERGERCO" has the meaning specified in the first paragraph of this Agreement.

            "MERGER RATIO" has the meaning set forth in Section 3.2.2

            "MERGER SHARES" has the meaning set forth in Section 3.2.1.

            "MORAL RIGHTS" has the meaning set forth in Section 5.18.


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            "NASDAQ/NMS" has the meaning set forth in Section 7.11.

            "NET STOCKHOLDER MERGER SHARES" has the meaning set forth in Section 3.2.6.

            "NON-COMPETITION AGREEMENTS" means those certain Non-Competition Agreements to be dated the Effective Date between Parent and Traeger and Harper, respectively, each substantially in the form of Exhibit B.

            "OPTIONHOLDER MERGER SHARES" has the meaning set forth in Section 3.2.3.

            "OPTIONS" means options granted by the Company under the Stock Option Plan.

            "PARENT" has the meaning specified in the first paragraph of this Agreement.

            "PARENT ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Parent under this Agreement or in connection herewith.

            "PARENT GROUP MEMBER" means Parent and its Affiliates and their respective successors and assigns, including, after the Effective Time, the Surviving Corporation; and the stockholders, directors, officers, employees and agents of each of such Persons.

            "PARENT SEC DOCUMENTS" has the meaning set forth in Section 6.4.

            "PERMITTED ENCUMBRANCES" means (i) liens for taxes and other governmental charges and assessments which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by the consummation of the transactions contemplated by, this Agreement and do not materially detract from the value or marketability of, or materially impair the existing use of, the property affected by such lien or imperfection.

            "PER OPTION SHARE STOCK" has the meaning set forth in Section
7.12.1.

            "PER SHARE STOCK" AND "PER SHARE ADDITIONAL STOCK" each has the meaning set forth in Section 3.2.

            "PERSON" means any individual, corporation, partnership, joint venture, association, company, trust, estate, unincorporated organization or other entity, or any Governmental Body.

            "PRODUCTS" has the meaning set forth in Section 5.19.

            "PRODUCTS UNDER DEVELOPMENT" has the meaning set forth in Section 5.19.

            "PROXY STATEMENT" has the meaning set forth in Section 7.1.

            "PUBLISHED PRODUCTS" has the meaning set forth in Section 5.19.


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            "RCRA" means the Resource Conservation and Recovery Act, as amended from time to time, and the rules and regulations promulgated thereunder.

            "REFERENCE RATE" means the "prime" or "base" rate of interest announced from time to time by Union Bank, plus 2% per annum.

            "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

            "RSPAS" means the two Restricted Stock Purchase Agreements entered into in October 1997 between the Company and, respectively, Traeger and TechFarm.

            "SEC" means the U. S. Securities and Exchange Commission.

            "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

            "SEVERANCE AGREEMENTS" means the Severance Agreements to be dated the Effective Date between Parent and Traeger, substantially in the form of Exhibit F.

            "SONY" means 989 Studios, formerly known as Sony Interactive Studios America, a division of Sony Computer Entertainment America, Inc.

            "SONY AGREEMENT" means the Development Agreement dated April 29, 1998, by and between Sony and the Company, as amended by (i) First Amendment, dated September 24, 1998, to Development Agreement dated April 29, 1998, and
(ii) Second Amendment, dated March 8, 1999, to Development Agreement dated April 29, 1998.

            "STOCK CERTIFICATE" has the meaning set forth in Section 3.1.1.

            "STOCKHOLDER GROUP MEMBER" means (i) in the event the Merger is not consummated, the Company, and (ii) from and after the Merger Filing, each of the Effective Time Stockholders.

            "STOCKHOLDERS" means those Persons who from time to time are the holders of shares of Company Common Stock.

            "STOCKHOLDERS' REPRESENTATIVE" means Don Traeger acting from and after the Effective Time on behalf of the Effective Time Stockholders in accordance with Section 7.16.

            "STOCK OPTION PLAN" means the Company's Employee Stock Option Plan.

            "STOCK PRICE" means the average closing price of the THQ Stock on the NASDAQ Stock Market for the thirty trading days ending on the date of this Agreement.


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            "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, joint venture or other entity in which the Company (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

            "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

            "TANGIBLE ASSETS" means the tangible assets and properties of the Company, whether owned or leased.

            "TAX" (and, with correlative meaning, "Taxes") shall mean: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company or any Subsidiary for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Subsidiary under any Tax Sharing Arrangement or Tax indemnity arrangement.

            "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            "TAX SHARING ARRANGEMENT" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary.

            "TECHFARM" means TechFarm II, L.P., a California limited partnership.

            "THQ STOCK" has the meaning set forth in the recitals to this Agreement.

            "TRAEGER" means Don Traeger.

            "TREASURY REGULATIONS" has the meaning set forth in Section 5.15.3.

2.    THE MERGER.

            2.1 THE MERGER; THE SURVIVING CORPORATION. On the terms and subject to the conditions set forth herein, and in accordance with the provisions of the CGCL, at the Effective Time Mergerco shall be merged with and into the Company (the "Merger"). Upon the effectiveness of the Merger, the separate existence of Mergerco shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of California.

            2.2 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 1107 and 1108 of the CGCL.


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            2.3 CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.
The Certificate of Incorporation and the Bylaws of the Company as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation and the Bylaws of the Surviving Corporation. The directors and officers of Mergerco immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified.

3.    CONVERSION OF SHARES; DETERMINATION OF PURCHASE PRICE.

            3.1 CONVERSION TERMS. As of the Effective Time, by virtue of the Merger and without any action on the part of any Stockholder or any stockholder of Mergerco:

                  3.1.1 Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become (i) the Per Share Stock, and (ii) the right to receive the Per Share Additional Stock; and each share of Company Common Stock that is so converted shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired and shall cease to exist; and each holder of a stock certificate which prior to the Effective Time evidenced any such share (a "Stock Certificate") shall thereafter cease to have any rights with respect to such share except, upon the surrender of such Stock Certificate in accordance with Section 4.3, the right to receive the amounts of Merger Shares provided for in this Agreement.

                  3.1.2 Each share of Company Common Stock that, immediately prior to the Effective Time, is held in the treasury of the Company, shall, by virtue of the Merger and without any action on the part of the Company, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and shall cease to exist; and

                  3.1.3 Each share of common stock of Mergerco that is issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of Company Common Stock.

            3.2 DETERMINATION OF MERGER SHARES, MERGER RATIO, OPTIONHOLDER MERGER SHARES, GROSS STOCKHOLDER MERGER SHARES, NET STOCKHOLDER MERGER SHARES AND PER SHARE AMOUNTS.

                  3.2.1 "Merger Shares" means the number of shares of THQ Stock determined by dividing (i) $15,000,000 less the amount applied or deemed to be applied to satisfy the liabilities of the Company pursuant to Sections 4.5.1, 4.5.2 and 4.5.3, by (ii) the Stock Price.

                  3.2.2 "Merger Ratio" means the number of Merger Shares divided by the sum of (i) the number of shares of Company Common Stock outstanding at the Effective Time, plus (ii) the number of shares of Company Common Stock issuable upon the exercise of Options outstanding as of the Effective Time.


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                  3.2.3 "Optionholder Merger Shares" means the product of (i)
      the Merger Ratio, times (ii) the number of shares of Company Common Stock issuable upon the exercise of Options outstanding as of the Effective Time.

                  3.2.4 "Gross Stockholder Merger Shares" means (i) the Merger Shares, less (ii) the Optionholder Merger Shares.

                  3.2.5 "Escrow Shares" means 20% of the Gross Stockholder Merger Shares.

                  3.2.6 "Net Stockholder Merger Shares" means (i) the Gross Stockholder Merger Shares, less (ii) the Escrow Shares.

                  3.2.7 "Per Share Stock" means (i) the Net Stockholder Merger Shares, divided by (ii) the number of shares of Company Common Stock outstanding at the Effective Time.

                  3.2.8 The "Per Share Additional Stock" means (i) the number of Escrow Shares, if any, remaining in the Escrow upon termination of the Escrow, by (ii) the number of shares of Company Common Stock outstanding at the Effective Time.

            3.3 CLOSING OF COMPANY TRANSFER RECORDS. At the Effective Time, the stock transfer records of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

4.    CONSUMMATION OF THE MERGER.

            4.1 CLOSING DATE. On the Closing Date, the Company, Parent and Mergerco shall cause to be filed with the Secretary of State of the State of California a properly executed certificate of merger consistent with the terms of this Agreement and the CGCL and in form and substance reasonably satisfactory to the parties hereto (the "Certificate of Merger"). The Certificate of Merger shall state that the effective time of the Merger (the "Effective Time") shall be upon the filing of the Certificate of Merger with the Secretary of State of the State of California, and the Merger shall be effective at that time. The date on which the Certificate of Merger is so filed (the "Closing Date") shall be a date occurring within five business days after the condition set forth in
Section 8.6 is satisfied or such other date, as may be agreed upon by Parent and the Company at which the conditions set forth in Sections 8 and 9 are satisfied or waived. In the event that one or more of the conditions set forth in Sections 8 or 9 has not been satisfied or waived on any date scheduled to be the Closing Date, this Agreement shall not terminate (unless pursuant to the exercise by one of the parties of its rights under Section 11) and the Closing Date shall be rescheduled to such date as may be mutually agreed by Parent and the Company or, if no such date is mutually agreed upon within two business days after the previously scheduled Closing Date, the earliest date specified in a written notice given by Parent or the Company to the other that is at least three business days after the giving of such notice.

            4.2 THE MERGER FILING. The "Merger Filing" shall mean the filing of the Certificate of Merger with the Secretary of State of the State of California. To facilitate the Merger Filing, the parties shall execute and acknowledge the Certificate of Merger in accordance with the laws of the State of California prior to the Closing Date and the Company shall deliver the executed Certificate of Merger to counsel for Parent. Such counsel shall file the Certificate of Merger on the Closing Date immediately upon receipt of telephonic


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
authorization from representatives of Parent and the Company. On the Closing Date, representatives of the parties shall meet at the offices of Sidley & Austin at 555 West 5th Street, Los Angeles, California, for the purpose of delivering the documents described in Sections 4.6 through 4.8, and subject to the satisfaction or waiver of each of the conditions set forth in Sections 8 and 9, causing the Merger Filing to occur.

            4.3   PAYMENT OF THE PER SHARE STOCK.

                  4.3.1 Parent shall establish such appropriate procedures as may be necessary in order to provide for the payment, at or as soon as practicable after the Effective Time, to each Effective Time Stockholder who surrenders to Parent a duly endorsed Stock Certificate together with a properly completed and duly executed letter of transmittal, Merger Shares in the amounts specified in Section 3.2.

                  4.3.2 No certificate or scrip representing fractional shares of THQ Stock shall be issued upon the surrender for exchange of Stock Certificates pursuant to this Section 4.3. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of THQ Stock shall be paid an amount in cash (without interest and rounded to the nearest dollar), determined by multiplying the Stock Price by the fractional interest to which such holder would otherwise be entitled. For the purpose of paying such cash in lieu of fractional shares, all Stock Certificates surrendered for exchange by a Stockholder shall be aggregated.

                  4.3.3 No dividends or other distributions that are declared on or after the Effective Time on THQ Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person entitled by reason of the Merger to receive a certificate evidencing Merger Shares until such Person surrenders the related Stock Certificate as provided in this Section 4.3.

                  4.3.4 The Merger Shares issued or paid upon the surrender of a Stock Certificate shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock evidenced by such Stock Certificates.

            4.4 THE ESCROW. As a condition to the Merger Filing, Parent shall deliver certificates evidencing the Escrow Shares to the Escrow Agent, to be held by the Escrow Agent in an escrow account (the "Escrow") in accordance with the provisions of the Escrow Agreement. Within five business days after termination of the Escrow in accordance with the Escrow Agreement, the Escrow Agent shall deliver the Escrow Shares remaining in the Escrow, after all deductions have been made therefrom pursuant to Section 10.1, (I) to each Effective Time Stockholder who surrendered a Stock Certificate and received the Per Share Stock with respect to the shares evidenced by such Stock Certificate, an amount equal to (a) the Per Share Additional Stock, multiplied by (b) the number of shares of Company Common Stock evidenced by such Stock Certificate; and (II) the balance to Parent. Thereafter the Escrow Agent shall not be liable to any Persons claiming any amount of such Escrow Shares; and any subsequent distribution of the balance of such Escrow Shares shall be effected directly with Parent.

            4.5 SATISFACTION OF CERTAIN LIABILITIES. Concurrently with the Merger Filing:

                  4.5.1 Parent shall either pay directly to the Bridge Noteholder the full amount of the Bridge Note Obligations, or shall provide sufficient funds to the Company to enable the Company to pay to the Bridge Noteholder the full amount of the Bridge Note Obligations, in which case the Company shall apply such funds for such purpose.

                  4.5.2 Parent shall either pay directly to each General Creditor the full amount due and owing as of such date to such General Creditor, or shall provide sufficient funds to the Company to enable the Company to pay to each General Creditor the full amount due and owing as of such date to such General Creditor (or that has accrued in favor of such General Creditor through the Closing Date), in which case the Company shall apply such funds for such purpose.

                  4.5.3 Parent and the Company shall agree in writing on the amount of the obligations owing as of such date to each General Creditor that is not yet due as of such date, and such amount shall be deemed assumed by Parent at the Effective Time and shall be paid by Parent in cash in the ordinary course of business following the Effective Time.

            4.6 PARENT'S DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8, concurrently with the Merger Filing Parent shall deliver, if and to the extent not previously delivered, all of the following to the Company:

                  4.6.1 a copy of the Certificate of Incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware;

                  4.6.2 a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

                  4.6.3 a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that (i) the Certificate of Incorporation of Parent has not been amended or modified since the date of certification of the Delaware Secretary of State referred to in Section 4.6.1; (ii) the Bylaws of Parent, as attached thereto, have not been amended or modified as of the Closing Date; (iii) the resolutions of the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein by Parent, as attached thereto, are in full force and effect and have not been superseded, amended or modified as of the Closing Date; and (iv) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Ancillary Agreement are as set forth on the certificate;

                  4.6.4 an opinion of counsel to Parent, dated the Closing Date and in form and substance reasonably satisfactory to the Company;

                  4.6.5 the certificate contemplated by Section 9.1, duly executed by the President or any Vice President of Parent; and

                  4.6.6 the Employment Agreements, the Non-Competition Agreements and the Severance Agreement duly executed by Parent.

            4.7 MERGERCO'S DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 8, concurrently with the Merger Filing Mergerco shall deliver, if and to the extent not previously delivered, all of the following to the Company:

                  4.7.1 a copy of the Certificate of Incorporation of Mergerco, certified as of a recent date by the Secretary of State of the State of California;

                  4.7.2 a certificate of good standing of Mergerco, issued as of a recent date by the Secretary of State of the State of California;

                  4.7.3 a certificate of the Secretary or an Assistant Secretary of Mergerco, dated the Closing Date, in form and substance reasonably satisfactory to the Company to the effect that (i) the Articles of Incorporation of Mergerco has not been amended or modified since the date of certification of the Delaware Secretary of California referred to in
      Section 4.7.1; (ii) the Bylaws of Mergerco, as attached thereto, have not been amended or modified as of the Closing Date; (iii) the resolutions of the Board of Directors of Mergerco authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein by Mergerco and the written consent of Parent adopting this Agreement in accordance with the CGCL, as attached thereto, are in full force and effect and have not been superseded, amended or modified as of the Closing Date; and (iv) the incumbency and signatures of the officers of Mergerco executing this Agreement are as set forth on the certificate;

                  4.7.4 an opinion of counsel to Mergerco, dated the Closing Date and in form and substance reasonably satisfactory to Parent; and

                  4.7.5 the certificate contemplated by Section 9.1, duly executed by the President or any Vice President of Mergerco.

            4.8 THE COMPANY'S DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 9, concurrently with the Merger Filing the Company shall deliver (or cause to be delivered), if and to the extent not previously delivered, all of the following to Parent:

                  4.8.1 a copy of the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of California;

                  4.8.2 a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of California;

                  4.8.3 a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect that (i) the Articles of Incorporation of the Company has not been amended or modified since the date of certification of the California Secretary of State referred to in
      Section 4.8.1; (ii) the Bylaws, as attached thereto, have not been amended or modified as of the Closing Date; (iii) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the Stockholders adopting this Agreement, as attached thereto, are in full force and effect and have not been superseded, amended or modified as of the Closing Date; and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement are as set forth on the certificate;

                  4.8.4 an opinion of counsel to the Company, dated the Closing Date and in form and substance reasonably satisfactory to Parent;

                  4.8.5 all consents, waivers or approvals, if any, obtained by the Company with respect to the consummation of the Contemplated Transactions;

                  4.8.6 the certificates contemplated by Sections 8.1, 8.2, 8.6 and 8.8, duly executed by the President or any Vice President of the Company;

                  4.8.7 the Employment Agreements and the Non-Competition Agreements, duly executed by Traeger and Harper;

                  4.8.8 the General Release and Covenant Not to Sue, dated the Closing Date and duly executed by each of TechFarm, Traeger and Harper;

                  4.8.9 the Disclaimer of Reliance, dated the Closing Date and duly executed by TechFarm, Traeger and Harper;

                  4.8.10  the Severance Agreement, duly executed by Traeger; and

                  4.8.11 the Continuity of Interest Agreements, dated the Closing Date and duly executed by the Company and each of the Effective Time Stockholders.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            As an inducement to Parent and Mergerco to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to Parent and Mergerco as follows:

            5.1 ORGANIZATION AND GOOD STANDING. The Company is duly and validly formed and subscribed under the laws of California, is validly existing and in good standing under the laws of California and any applicable provincial or local authority, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted and is registered or qualified to conduct its business in each country and subdivision thereof (including each state) where it owns or rents property, has employees or conducts business. Section 5.1 contains a correct and complete list of the countries and the subdivisions thereof in which the Company is qualified or registered to conduct business. True and complete copies of the Company's Articles of Incorporation and all amendments thereto through the date hereof, and the Company's Bylaws as amended through the date hereof, have been delivered to Parent.

            5.2   POWER, AUTHORIZATION AND VALIDITY.

                  5.2.1 The Company has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all of the Company Ancillary Agreements.

                  5.2.2 The Company has full power and authority to execute, deliver and perform this Agreement and all of the Company Ancillary Agreements. The execution, delivery and performance of this Agreement and the Company Ancillary Agreements by the Company have been duly authorized and approved by the Company's board of directors and the Stockholders and, except for the Merger Filing, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Company Ancillary Agreements has been duly authorized by the Company and upon execution and delivery by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                  5.2.3 Other than the Merger Filing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company (the "Governmental Consents and Filings") is required in connection with the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements (the "Contemplated Transactions").

            5.3   CAPITALIZATION.

                  5.3.1 The authorized capital of the Company consists of 10,000,000 shares of common stock, without par value, of which 5,383,333 have been duly issued and are currently issued and outstanding and none are held as treasury shares. The number of shares reserved for issuance and the purpose of such reservation are set forth on Schedule 5.3.

                  5.3.2 Except for the 1,750,000 shares of Common Stock reserved for issuance under the Stock Option Plan, under which Options to purchase 1,450,667 shares of Common Stock are outstanding:

                        5.3.2.1 There are not outstanding any options, warrants,
            rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock; and

                        5.3.2.2 Except as set forth on Schedule 5.3.2.2, no
            shares of the Company's outstanding capital stock, or capital stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                  5.3.3 Attached to this Agreement as Schedule 5.3 is a complete list of (i) all Stockholders and the number of shares of Company Common Stock held by each, and (ii) the Bridge Notes and the amount that will be payable on the Bridge Notes as of the Merger Filing.

                  5.3.4 At the Effective Time, Options to purchase not more than 1,450,667 shares of Company Common Stock will be outstanding. Attached to this Agreement as Schedule 5.3 is a complete list of the holders of outstanding Options as of the Effective Time and the number of shares of Company Common Stock issuable to each upon the exercise of such optionholder's Options.

                  5.3.5 All of the issued and outstanding shares of Company Common Stock are held beneficially and of record by the Persons identified as the holder of such shares in Schedule 5.3, free and clear of any lien, charge or encumbrance (except as set forth in Schedule 5.3), and no voting, dividend or other rights to any of such shares have been granted to any party other than the indicated beneficial and record owner. All issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by the Company in full compliance with all registration or qualification requirements (or applicable exemptions therefrom) and all other applicable provisions, including, without limitation, anti-fraud provisions of the securities and corporate laws of the United States, Delaware, California and all other applicable jurisdictions. There is no liability to any beneficial or record holder of the Company securities for dividends accrued or declared but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of the Company's outstanding shares. The Company has no liability to any former Stockholders or partners. The Company has not issued any certificate evidencing any shares of Company Common Stock in replacement for any certificate that has been lost, destroyed or stolen, except upon receipt from the issuee thereof of written indemnification agreements in favor of the Company. True and complete copies of such indemnification agreements have been delivered to Parent.

                  5.3.6 The Company has not granted or agreed to grant to any person or entity any rights to have any securities of the Company registered or listed with any governmental authority or stock exchange in order to facilitate the sale of such securities.

            5.4 SUBSIDIARIES. The Company does not have any subsidiaries or any controlling interest, direct or indirect, in any Person.

            5.5 NO VIOLATIONS OR REQUIRED CONSENTS. Except as set forth on
Schedule 5.5, Neither the execution and delivery of this Agreement nor any of the Company Ancillary Agreements, nor the consummation of any Contemplated Transaction, (a) will conflict with or (with or without notice or lapse of time, or both) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon, any of the Company's assets, under (i) the Articles of Incorporation or Bylaws of the Company, (ii) any Company Agreement, (iii) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or by which any of its assets or business is subject or by which the Company is bound, (iv) any Court Order to which either the Company or, to the Company's knowledge, any Stockholder is a party or by which the Company's assets or business is subject or by which the Company is bound, or (v) any Requirements of Laws affecting the Company or its respective assets or business; or (b) requires the consent, approval or notification of any third party (other than the Governmental Consents and Filings).

            5.6 LITIGATION. There is not (i) any Action pending against the Company, or any officer, director or employee of the Company, (ii) to the knowledge of the Company any threat of any Action, or (iii) any factual basis for any Action, which Action, if determined adversely to the Company, has an amount at issue that is greater than $3,000 individually and $10,000 in the aggregate. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action initiated by the Company currently pending or any Action which the Company intends to initiate.

            5.7   FINANCIAL STATEMENTS; BOOKS AND RECORDS.

                  5.7.1 The Company has delivered to Parent the Company's unaudited balance sheet as of the Balance Sheet Date and statement of operations for the period commencing on the date of incorporation of the Company and ending on the Balance Sheet Date, which are attached hereto as
      Schedule 5.7 (the "Financial Statements"). The Financial Statements: (i) were prepared in accordance with the books and records of the Company;
      (ii) are true, correct, complete and fairly present the financial condition of the Company at the respective dates therein indicated and the results of operations for the respective periods therein specified; (iii) have been prepared in accordance with Agreed Accounting Principles applied on a consistent basis; and (iv) are certified by the Chief Finan cial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company.

                  5.7.2 Without limiting the foregoing, the Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Financial Statements, except for (i) those that are not required to be reported in accordance with Agreed Accounting Principles and are disclosed by the Company in writing to Parent to the extent required pursuant to Sections 5.6 or 5.17 hereof, and (ii) those nonmaterial obligations, individually or in the aggregate, that may have been incurred after the Balance Sheet Date in the ordinary course of its business, consistent with past practice.

            5.8 AVAILABILITY OF ASSETS AND LEGALITY OF USE. Except as set forth on Schedule 5.8, the assets owned, leased or licensed by the Company constitute all the assets used in its business (including all books, records, computers and computer programs and data processing systems). All Tangible Assets are in good condition (subject to normal wear and tear and immaterial impairments of value and damage) and serviceable condition and are generally suitable for the uses for which intended. The Company does not employ any assets that are owned by any Person other than the Company or a lessor of such assets to the Company pursuant to a lease that is either set forth on Schedule 5.17 or is not required to be set forth thereon.

            5.9   GOVERNMENTAL PERMITS.

                  5.9.1 The Company owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental Bodies which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business as currently conducted (herein collectively called "Governmental Permits"). Schedule 5.9 sets forth a list and brief description of each Governmental Permit owned, held or possessed by the Company. Complete and correct copies of all such Governmental Permits have been delivered to Parent.

                  5.9.2 Except as set forth in Schedule 5.9, (i) the Company has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any material respect the rights of the Company under any such Governmental Permit; (ii) no notice of cancellation, of default or of any material dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Company; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Effective Time, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or
      (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

                  5.10 REAL PROPERTY. The Company does not own any Real
      Property.

            5.11 PERSONAL PROPERTY. The Company's fixed asset register sets forth a true and complete listing as of March 31, 1999 of all machinery, equipment, vehicles, furniture and other personal property owned by the Company, other than such items that have been expended in the fiscal year in which acquired. A complete and correct copy of such fixed asset register as of such date has been delivered to Parent in the form of Schedule 5.11 and is dated March 31, 1999.

            5.12 PERSONAL PROPERTY LEASES. The Company has delivered to Parent true and correct copies of each lease or other agreement under which the Company is lessee of, or holds or operates, any Tangible Assets.

            5.13 TITLE TO PROPERTIES. The Company has good and marketable title to all assets set forth on the balance sheet included in the Financial Statements and all of the assets thereafter acquired by it (except for such assets as have been spent, sold or transferred in the ordinary course of business since the Balance Sheet Date), free and clear of all Encumbrances, except Permitted Encumbrances. All leases of real property (the "Leased Real Property") or personal property to which the Company is a party (i) are in good standing in all material respects, (ii) afford the Company peaceful and undisturbed possession of the subject matter of the lease, and (iii) to the knowledge of the Company provide the Company with valid leasehold interests in such assets free of any Encumbrances except Permitted Encumbrances. The Company is not aware of any violation, nor has any such entity or person received any notice of any violation, of any zoning, building, safety or environmental ordinance, regulation or requirement or other law, bylaw or regulation applicable to the operation of owned or leased properties or assets, the violation of which could have a material adverse effect on the Company's business. Neither the whole nor any part of any Leased Real Property is subject to any pending suit for condemnation or other taking by any public authority or other Person, and, to the knowledge of the Company, no such condemnation or other taking is threatened or contemplated.

            5.14 ACCOUNTS RECEIVABLE. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of its business.

            5.15 TAXES.

                  5.15.1 Except as set forth on Schedule 5.15, (i) the Company has filed on or before the date due all Tax Returns required to be filed (after giving effect to any extensions); (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company for the periods covered thereby and all [text continues on the next page]

Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company and required to be paid on or before the Closing Date have been (or will be) timely paid; (iv) the Company has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have not been examined by the Internal Revenue Service or any state, local or foreign taxing authority; (vi) there is no Action pending or proposed or threatened with respect to Taxes of the Company and, to the Company's knowledge, no basis exists therefor; (vii) the Company is not a party to any Tax Sharing Arrangement or any Tax indemnity arrangement and the Company will not have any liability under any Tax Sharing Arrangement or Tax indemnity arrangement on or after the Closing Date; (viii) the Company has filed returns as a separate entity and has not been a member of any Company Group; (ix) there are no liens for Taxes upon any of the Company Property except liens relating to current Taxes not yet due; (x) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; (xi) no claim has ever been made by a Taxing authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction; (xii) the Company has no knowledge of any facts that, if known to any taxing authority, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess Taxes against the Company; (xiii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the Company's liability for Taxes for any period after the Closing Date; (xiv) as a result of a change in accounting method for a Tax period beginning on or before the Closing Date, the Company will not be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local Tax law) in taxable income for any Tax period beginning on or after the Closing Date; (xv) as a result of any "closing agreement" (as described in Section 7121 of the Code or any corresponding provision of state or local Tax law), the Company will not be required to include any item of income in, or exclude any item of deduction from, any taxable period beginning on or after the Closing Date; (xvi) the Company has not disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code; and (xviii) the Company has not filed a consent under Section 341(f) of the Code or any comparable provision of state or local Tax law.

            5.15.2 No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, sales taxes, use taxes, real estate transfer taxes, or other similar taxes will be imposed on the transactions contemplated by this Agreement.

            5.15.3 In connection with the transactions contemplated by this Agreement, there will be no payment, nor will there be any acceleration of the vesting of any options, payments or other benefits, in each case that will be (or under Section 280G of the Code and the Treasury Regulations thereunder (the "Treasury Regulations") will be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

            5.16 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and since the Balance Sheet Date there has not been:

                  5.16.1 any change in the financial condition, properties, assets, liabilities, business or operations of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on the Company;

                  5.16.2 any contingent liability incurred by the Company as guarantor or surety with respect to the obligations of others;

                  5.16.3 any mortgage, encumbrance or lien filed against any of the properties of the Company;

                  5.16.4 any obligation or liability in excess of$10,000, individually or in the aggregate, incurred by the Company other than in the ordinary course of business;

                  5.16.5 any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business or in amounts less than$10,000;

                  5.16.6 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company (as presently conducted or presently proposed to be conducted);

                  5.16.7 any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the shares of the Company, any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of the capital stock of the Company;

                  5.16.8 any material change with respect to the management, supervisory, development or other key personnel of the Company;

                  5.16.9 any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;

                  5.16.10 any obligation or liability incurred by the Company to any of its officers, directors or any loans or advances made to any of its officers or directors except normal compensation and expense allowances payable to officers consistent with past practices;

                  5.16.11 any waiver by the Company of a valuable right or of a material debt;

                  5.16.12 any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement or the Company Ancillary Agreements;

                  5.16.13 any capital expenditure or commitments therefor by the Company in excess of $10,000, individually or in the aggregate; or

                  5.16.14 any Tax Return filed by the Company that is inconsistent with past practice, or in which the Company has taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  5.16.15 to the knowledge of the Company, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or, business of the Company.

            5.17  AGREEMENTS AND COMMITMENTS.

                  5.17.1 Attached to this Agreement as Schedule 5.17 is a complete list of every oral or written executory agreement, obligation or commitment which is material to the Company, its financial condition, business or prospects (including but not limited to):

                        5.17.1.1 Any contract, commitment, letter contract,
            quotation, purchase order, bid or proposal providing for payments by or to the Company in an aggregate amount of $5,000 or more;

                        5.17.1.2 Any license agreement as licensor or licensee
            or any agreement to encumber, transfer or sell rights in or with respect to any of the Company's Intellectual Property (as defined in Section 5.12 below), except for standard non-exclusive software licenses for products that are available through general retail or mail-order channels that are granted to end-user customers in the ordinary course of business, the form of which has been provided or made available to Parent's counsel;

                        5.17.1.3 Any agreement for the purchase, sale or lease
            of real or personal Property or intangible assets involving total payments of more than $10,000;

                        5.17.1.4 Any agreement for the purchase or sale of any
            business unit, business entity or franchise;

                        5.17.1.5 Any publishing, dealer, distributor, sales
            representative, original equipment manufacturer or value added remarketer agreement and any other agreement accounting for more than $10,000 of the Company's revenue in any consecutive twelve-month period;

                        5.17.1.6 Any purchase or sale agreement relating to any
            equity or debt security;

                        5.17.1.7 Any joint venture contract or arrangement or
            any other agreement that involves a sharing of profits with other persons or entities;

                        5.17.1.8 Any instrument evidencing indebtedness for
            borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise (except for trade indebtedness and advances to employees incurred in the ordinary course of business), and any instrument, contract, indenture or financing statement evidencing any lien, encumbrance or security interest in any of the Company's assets;

                        5.17.1.9 Any contract containing covenants purporting to
            limit the Company's freedom to compete in any line of business in any geographic area;

                        5.17.1.10 Any lease of real or personal property; and

                        5.17.1.11 Any other agreement not listed above that is
            material to the assets, properties, financial condition, operating results or business of the Company.

                  5.17.2 All agreements, obligations and commitments listed or required to be listed according to Sections 5.17.1, 5.18 and 5.23 (collectively the "Company Agreements") are valid and in full force and effect in all material respects and a true and complete copy of each has been delivered to, or made available for inspection by, Parent's counsel. Neither the Company nor any other party is in breach or default in any material respect under the terms of any Company Agreement, nor does the Company have any knowledge of any claim or threat by any other party that the Company has breached any Company Agreement.

                  5.17.3 To the extent any Company Agreement with a third party provides for development or other performance by the Company: (i) such development or other performance has been timely and properly completed in accordance with the terms of such Company Agreement and the Company has no liability arising out of any prior deliverables; (ii) the Company is in full compliance with all internal schedules and specifications to meet any milestone or other delivery specified in such Company Agreement the date of which milestone or delivery has not yet occurred; and (iii) the Company is not aware of any matter which might cause the Company not to timely and properly meet any such milestone or other delivery date in full accordance with the applicable Company Agreement. The Company is in full compliance with all maintenance and enhancement obligations contained in all Company Agreements, and the Company has not received any notice from any party to the contrary. No other party to a Company Agreement has ever exercised a "right to complete" or similar provision in a Company Agreement that allowed such party to correct or complete any deliverable item from the Company. All other parties to any Company Agreement regarding the publishing or distribution of products have been substantially timely, and none is currently in arrears, with respect to the payment of any royalty or similar payments to the Company, the Company has no reason to believe that any prior royalty or similar payment is incorrect by more than 5% and the Company has never exercised an audit or other formal remedy under any Company Agreement with respect to any such payment. In the event any Company Agreement is terminated by the other party thereto, the Company will have no liability for a refund or other repayment of any advance, minimum guarantee or other amounts previously paid to the Company under such Company Agreement.

            5.18  INTELLECTUAL PROPERTY.

                  5.18.1 The Company owns or has the right to use all right, title and interest in all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know-how, technology, Moral Rights (as defined below) and other intellectual property and proprietary rights reasonably necessary to the conduct of its business as presently conducted and as presently proposed to be conducted (the "Company Intellectual Property"). "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of an invention, improvement, original work of authorship, formula, process, computer program, database or trade secret ("Inventions"), to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Invention, whether or not such would be prejudicial to any developer's honor or reputation. Set forth on Schedule
      5.18 hereto is a true and complete list of all patents, copyright and trademark registrations and all applications therefor regarding the Company Intellectual Property that are owned or licensed by the Company, and no loss, cancellation, termination, expiration or denial of any such registration or application is foreseeable by the Company except as set forth in Schedule 5.18. Copies of all forms of non-disclosure or confidentiality agreements utilized to protect the Company Intellectual Property have been provided to Parent's counsel.

                  5.18.2 To the knowledge of the Company, no employee, Stockholder or other security holder of the Company or any other Person has any ownership right, title, interest, claim in or lien on any of the Company Intellectual Property, nor is any Person currently infringing or using any misappropriated Company Intellectual Property. The Company has taken and will take all steps reasonably necessary to preserve its legal rights in, and the secrecy of, the Company Intellectual Property, except that for which disclosure is required for legitimate business or legal reasons. Except as set forth in any Company Agreement, the Company has not granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Company Intellectual Property, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of the Company Intellectual Property. Except as set forth in any Company Agreement, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Company Intellectual Property.

                  5.18.3 The business of the Company as presently conducted and as proposed to be conducted by the Company with respect to product produced or in production prior to the Closing does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or other intellectual property rights of any other person or entity, and the Company has not received any claim or notice of infringement or potential infringement of the intellectual property of any other person. The Company is not using any confidential information or trade secrets of any former employer of any of its past or present employees. The Company has no reason to believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception or reduction to practice of any Invention that is a part of the Company Intellectual Property was any developer, inventor or other contributor to such Invention operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in the Company Intellectual Property.

            5.19 PRODUCTS AND DISTRIBUTION. Schedule 5.19 contains a complete list of all of the software products (by SKU) developed, published and/or distributed by the Company which products have been commercially released (the "Published Products") and all products (by SKU) currently under development by the Company, or which the Company is contractually obligated to develop (the "Products Under Development") and collectively with the Published Products referred to as the "Products").

                  5.19.1 Schedule 5.19 sets forth, for each Product, a list of all contracts and agreements (including without limitation all development, trademark license, technology license, distribution or other agreements) relating to the Product.

                  5.19.2 Schedule 5.19 also sets forth, for each Product Under Development and as of the date of this Agreement, the following: (a) the currently scheduled final software delivery date, and (b) an estimate of percentage of completion.

            5.20 DEVELOPMENT TOOLS. Schedule 5.20 contains a complete list of all software development tools used or intended to be used by the Company in the development of any of the Products, except for any such tools that are generally available and are used in their generally available form (such as standard compilers) (the "Development Tools"). Schedule 5.20 also sets forth, for each Development Tool: (i) for any Development Tool not entirely developed internally by the Company employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants; (ii) a list of any third parties with any rights to receive royalties or other payments with respect to such Development Tool, and a schedule of all such royalties payable; (iii) a list of any restrictions on the Company's unrestricted right to use and distribute such Development Tool; and (iv) a list of all agreements between the Company and third parties for the use by such third party of such Development Tool. The Company has sufficient right, title and interest in and to the Development Tools for the conduct of its business as currently conducted and as proposed to be conducted.

            5.21 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended; and to the knowledge of the Company, except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States and all states, provinces and local authorities and all foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof.

            5.22  HART SCOTT RODINO.

                  5.22.1 The Company is its own sole "ultimate parent entity" (as defined in 16 C.F.R. Section 801.1(a)(3) (1998)).

                  5.22.2 The "person" (as defined in 16 C.F.R. Section 801.1(a)(1) (1998)) in which the Company is included, is the "ultimate parent entity" (as defined in 16 C.F.R. Section 801.1(a)(3) (1998)), does not have "annual net sales" (as defined in 16 C.F.R. Section 801.11
      (1998)) or "total assets" (as defined in 16 C.F.R. Section 801.11 (1998)) of $10 million or more.

            5.23  EMPLOYEES AND EMPLOYEE RELATIONS.

                  5.23.1 The Company has no employment contract or material consulting agreement currently in effect that is not terminable on notice or whose lawful termination would result in any payment to the terminated employee greater than the minimum amounts required by California law upon termination of an employee (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of the Company have executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company substantially in the forms attached hereto as
      Schedule 5.23(a) and 5.23(b). The Company Intellectual Property does not incorporate or include any "Prior Inventions" of any officer, employee or consultant (as such term is defined in such forms).

                  5.23.2 The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) is not a party to any current strike or labor dispute. To the knowledge of the Company, (I) no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company, (II) there is no labor organization activity involving the Company's employees,
      (III) the consummation of the Contemplated Transactions will not have a material adverse effect on the Company's labor relations and (IV) none of the Company's key employees intend to leave their employ.

                  5.23.3 Schedule 5.23.3 contains a summary of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by the Company (the "Employee Plans"). Each of the Employee Plans, and their administration, is, in all material respects, in compliance with all applicable federal, state, provincial, municipal, local and other governmental laws and ordinances, orders, rules and regulations and the Company is in full compliance with the terms of all of the Employee Plans.

                  5.23.4 All contributions or other payments due with respect to any Employee Plan have been made or accrued on the Financial Statements except those contributions or payments accruing after the Balance Sheet Date in the ordinary course.

                  5.23.5 Neither the Company nor any ERISA Affiliate has or has ever maintained any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA) or has ever been required to make any payment to any employee pension benefit plan or employee welfare plan.

                  5.23.6 To the knowledge of the Company, no employee of the Company is in violation of (i) any material term of any employment contract, invention disclosure or assignment agreement or noncompetition agreement or (ii) any material term of any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by the Company or to use trade secrets or proprietary information of others. To the knowledge of the Company, the mere fact of employment of any employee of the Company does not subject the Company to any liability to any third party. There are no Actions pending or, to the knowledge of the Company, threatened (or any basis therefor), relating to the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties.

                  5.23.7 Other than the Employment Agreement and except as required by law, the Company is not a party to any (i) agreement with any executive officer or other key employee of the Company (a) the benefits of which are contingent, or the terms of which are materially altered, upon the execution of this Agreement or the Ancillary Agreements (other than the modification of such benefits or terms of employment by the Employment Agreement) or the occurrence of any of the Contemplated Transactions, (b) providing any term of employment or compensation guarantee or (c) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the Contemplated Transactions or the execution of this Agreement or the Ancillary Agreements or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions or the provisions of this Agreement or the Ancillary Agreements.

                  5.23.8 A list of all ongoing employees, officers and development consultants of the Company and their current compensation (salary and bonuses), their last annual review date and their latest change in compensation (salary or bonus) is set forth in Schedule 5.23.8 attached to this Agreement.

                  5.23.9 The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company's business as presently conducted or proposed to be conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently proposed, will not, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or the Company is now obligated.

                  5.24 BUSINESS PLAN. The Company's business plan is attached hereto as Schedule 5.24.

            5.25 CORPORATE DOCUMENTS. The Company has made available to Parent for examination all documents and information listed in the Exhibits and Schedules to this Agreement, including, without limitation, the following: (i) copies of the Company's Articles of Incorporation as currently in effect; (ii) the Company's corporate minute books containing all records of all proceedings, consents, actions and meetings of the Stockholders and the Company's Board of Directors or any committees thereof, (iii) the Company's stock ledgers and journals reflecting all stock issuances and transfers; and (iv) all permits, orders and consents now in effect and issued by any regulatory agency expressly to the Company and all applications for such permits, orders and consents. The minute books and stock records of the Company provided to Parent contain a complete summary of all meetings, consents and actions of the Board of Directors of the Company and the Stockholders, and all issuances and transfers of the Company's securities, since the time of its incorporation, accurately reflecting all transactions referred to in such minutes and records in all material respects.

            5.26 NO BROKERS. The Company is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Company Ancillary Agreements or in connection with any Contemplated Transaction.

            5.27  ENVIRONMENTAL MATTERS.

                  5.27.1 To the knowledge of the Company, during the period that the Company has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such proper-ties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by CERCLA. For the purposes of this Section "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (1) CERCLA;
      (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
      Section 11001 et seq.; (5) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above;

                  5.27.2 To the knowledge of the Company, none of the Company's properties or facilities is in violation of any federal, state, or local law, ordinance, regulation, or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its properties and facilities, neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

                  5.27.3 During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

            5.28 INSURANCE. The Company maintains, and at all times since the incorporation of the Company has maintained, fire and casualty, general liability, business interruption, and product liability insurance which is prudent for similarly sized and similarly situated businesses and which provides coverage sufficient in amount to allow the Company to replace any of its properties that might be damaged or destroyed.

            5.29 DISCLOSURE. This Agreement, the Company Ancillary Agreements, the Exhibits hereto and thereto, the certificates and documents delivered by, or to be delivered by, the Company to Parent under this Agreement or the Company Ancillary Agreements, taken together, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

            5.30 POOLING-OF-INTERESTS. To the knowledge of the Company, the Company has not engaged in any transaction that might preclude the Parent from accounting for the Merger as a pooling-of-interests.

6.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO.

            As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Mergerco hereby jointly and severally represent and warrant to the Company and agree as follows:

            6.1   ORGANIZATION AND CAPITAL STRUCTURE.

                  6.1.1 Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The authorized capital of Parent consists of (i) 35,000,000 shares of THQ Stock, par value $0.01 per share, of which, as of March 24, 1999, 11,374,173 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding or reserved for any purpose. Except for options and warrants described in the Parent SEC Documents and as contemplated hereby, there are no options, warrants or other rights to acquire from Parent, or agreements or commitments by Parent to issue or sell, any shares of capital stock of Parent, whether on conversion of other securities or otherwise. All of the Merger Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  6.1.2 Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital of Mergerco consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been issued and are outstanding and none are held as treasury shares. All of the outstanding shares of capital stock of Mergerco are validly issued, fully paid and nonassessable and owned of record and beneficially by Parent, free from all Encumbrances.

            6.2   AUTHORITY.

                  6.2.1 Parent has full corporate power and authority to execute, deliver and perform this Agreement and all of the Parent Ancillary Agreements. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements by Parent have been duly authorized, except for the adoption of this Agreement by Parent as the sole stockholder of Mergerco in accordance with Section 7.3 and except for the approval of this Agreement by Parent's board of directors, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement, the Parent

      Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Parent and is the legal, valid and binding obligation of Parent enforceable in accordance with its terms and each of the Parent Ancillary Agreements has been duly authorized by Parent and upon execution and delivery by Parent will be a legal, valid and binding obligation of Parent enforceable in accordance with its terms.

                  6.2.2 Mergerco has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Mergerco have been duly authorized and approved by Mergerco's board of directors and, except for the adoption of this Agreement by Parent in accordance with Section 7.3 and the Merger Filing, no other corporate proceedings on the part of Mergerco are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Mergerco and is the legal, valid and binding agreement of Mergerco enforceable in accordance with its terms.

                  6.2.3 Neither the execution or delivery of this Agreement or any of the Parent Ancillary Agreements, the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

                        6.2.3.1 conflict with, result in a breach of the terms,
            conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of Parent's or Mergerco's assets under, (i) the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Mergerco,
            (ii) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either Parent or Mergerco is a party or any of their respective assets or business is subject or by which either Parent or Mergerco is bound, (iii) any Court Order to which either Parent or Mergerco is a party or by which either Parent or Mergerco is bound or (iv) any Requirements of Laws affecting Parent or Mergerco, except for, in the case of clauses (ii) or (iii) of this Section 6.2.3.1, any such conflicts, breaches, defaults, rights or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby; or

                        6.2.3.2 require the approval, consent, authorization or
            act of, or the making by either Parent or Mergerco of any declaration, filing or registration with, any Person, except for the Merger Filing and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            6.3 NO INVESTMENT BANKER FEES PAYABLE BY STOCKHOLDERS. No Stockholder will have any liability for any fees or commissions payable by either Mergerco or Parent (or any Person acting on behalf of Mergerco or Parent) to any investment banker, broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

            6.4 PARENT SEC DOCUMENTS. Parent has previously delivered to the Company and each of the Stockholders of the Company complete and correct copies of all reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K) filed by it with the SEC since January 1, 1999 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.    ACTION PRIOR TO THE MERGER FILING.

            The parties hereto covenant and agree to take the following actions between the date hereof and the Merger Filing:

            7.1 [RESERVED].

            7.2 THE STOCKHOLDERS' REPRESENTATIVE. The Stockholders' Representative shall be the representative of the Stockholders after the Effective Time (and their agent and attorney-in-fact with the power and authority to take all action on behalf of all Indemnifying Parties with respect to any action or decisions required to be made under the Escrow Agreement,
Section 10 or otherwise with respect to this Agreement and the Merger); and each of the Parent Group Members shall be entitled to deal with the Stockholders' Representative on such basis.

            7.3 ACTION BY PARENT. Parent shall take such actions, as the sole stockholder of Mergerco, as may be necessary to approve the Merger and adopt this Agreement under the CGCL.

            7.4 INVESTIGATION OF THE COMPANY BY PARENT. The Company shall afford to the officers, employees and authorized representatives of Parent (including its accountants, attorneys and financial advisors) complete access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company to the extent Parent shall deem necessary or desirable, and shall furnish to Parent or its authorized representatives such additional information concerning the operations, properties and business of the Company as may be reasonably requested to enable Parent or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of the Company contained in this Agreement have been complied with, to determine whether the conditions set forth in Section 8 have been satisfied, and to make the determinations provided for in this Agreement. Parent agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No investigation made by Parent or its representatives hereunder shall affect the efficacy of any of the representations and warranties of the Company hereunder or the rights of Parent under Section 10.

            7.5 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty set forth in Sections 5 or 6 of this Agreement inaccurate as of the Effective Time. Each party shall promptly notify the other parties of any Action that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify

Parent of any Action that may be instituted or threatened against the Company which would have been listed in Schedule 5.6 if such Action had arisen prior to the date hereof.

            7.6 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly contemplated by this Agreement, the Company shall carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current employees and preserve its relationships with Persons having dealings with it. In connection therewith, the Company shall not (i) transfer or cause to be transferred any employee or agent of the Company to any Affiliates of the Company or any Stockholder, (ii) permit any Affiliate of the Company or of any Stockholder to offer employment to any such employee or agent, or (iii) otherwise attempt to persuade any such employee or agent to terminate his or her relationship with the Company other than for reasons that are in the best interests of the Company. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

                  7.6.1 take any action of the nature described in Section 5.16;

                  7.6.2 grant any additional options, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities (including any rights, warrants or options to acquire any shares of its capital stock or other securities); or issue any certificate evidencing any shares of Company Common Stock in replacement for any certificate that has been lost, destroyed or stolen, except upon receipt from the issuee thereof of indemnification of the Company in form and substance satisfactory to Parent;

                  7.6.3 amend its Articles of Incorporation or Bylaws;

                  7.6.4 acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any Person or division thereof;

                  7.6.5 make or incur any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, are in excess of $50,000;

                  7.6.6 pay, discharge or satisfy (i) any claim by or liability or obligation owing to, any present, former or purported holder of any securities of the Company, (ii) the Bridge Note Obligations, or (ii) any other claim, liability or obligation other than the payment, discharge or satisfaction thereof in the ordinary course of business consistent with past practice; in each case whether such claim, liability or obligation is absolute, accrued, asserted or unasserted, contingent or otherwise;

                  7.6.7 alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure;

                  7.6.8 enter into or adopt, or amend, any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into or amend any employee benefit plan or employment, consulting or management agreement, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable law; or pay or commit to pay any bonus to any officer or employee of the Company, or make any other material change in the compensation of its employees;

                  7.6.9 modify in any material respect any of the Company Agreements; or enter into any agreement, understanding, obligation or commitment; or incur any indebtedness or obligation, of the type that would have been required to be listed in Schedule 5.17 if in existence on the date hereof; or enter into any contract that provides for any approval or consent by any Person to the transactions contemplated by this Agreement;

                  7.6.10 enter into any other transaction affecting the business of the Company, other than in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement;

                  7.6.11 file any Tax Return in respect of its Federal income Taxes or state income or franchise Taxes; or

                  7.6.12 with respect to Taxes other than Federal income Taxes or state income or franchise Taxes, prepare or file any Tax Return inconsistent with prior practice, or on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods.

                  7.6.13 take any action that might preclude Parent from accounting for the Merger as a pooling-of-interests.

            7.7 NOTIFICATION BY THE COMPANY OF CERTAIN MATTERS. During the period prior to the Effective Time, the Company shall promptly advise Parent in writing of (i) any change or event of which the Company has knowledge that could have a Material Adverse Effect on the Company, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which the Company has knowledge.

            7.8 MUTUAL COOPERATION; REASONABLE BEST EFFORTS. The parties hereto shall cooperate with each other, and shall use their respective reasonable best efforts to cause as promptly as possible the fulfillment of the conditions to each other party's obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every Person required in connection with the transactions contemplated by this Agreement. Each of the parties hereto shall take all such actions as may reasonably be requested by another party hereto in order to further the consummation of the transactions contemplated hereby and the acquisition of the control of the Company by Parent on the terms and subject to the conditions set forth herein and to permit such party to verify that the covenants of the other parties contained in this Agreement have been complied with.

            7.9 NO SOLICITATION. The Company acknowledges that Parent has incurred and will incur substantial third party fees and internal costs in performing its due diligence investigation and performing its other covenants and agreements hereunder. In consideration of the efforts Parent has undertaken and proposes to undertake and in order to facilitate the transactions contemplated hereby, the Company agrees that prior to the termination pursuant to Section 11 of the obligations of the parties to consummate the Merger, it will not, nor shall it authorize or permit any of its Affiliates or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) except to the extent required by law as advised by counsel in writing, participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company promptly shall advise Parent of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Affiliates, any voting securities of the Company or any of its Affiliates or a substantial portion of the assets of the Company.

            7.10 REMOVAL OF ASSETS. The Company shall not knowingly permit the removal from the Company's premises of any of the Assets, books or records by any of the Stockholders or any of the Company's directors, officers or employees.

            7.11 [RESERVED]

            7.12 ASSUMPTION OF STOCK OPTIONS.

                  7.12.1 At the Effective Time, Parent shall agree to assume the obligations of the Company with respect to the Options, with the effect that (i) each of the Options shall remain outstanding in accordance with the terms of the Plan and the agreements reflecting the terms and conditions of each of the Options, and (ii) upon each exercise of an Option after the Effective Time the holder of such option shall receive, in lieu of shares of Company Common Stock, that number of Optionholder Merger Shares equal to (i) the number of shares of Company Common Stock that would have been issuable upon exercise of such Option, multiplied by
      (ii) the Merger Ratio. Parent agrees to file with the SEC a registration statement on Form S-8 covering the THQ Shares that will be issuable upon the exercise of the Options not later than 60 days after the Closing Date.

                  7.12.2 The Company shall use its best efforts to cause each Effective Time Optionholder to execute and deliver a Consent of Optionholder or before the Effective Time.

            7.13 CONSENTS OF THIRD PARTIES AND GOVERNMENTAL APPROVALS.

                  7.13.1 The Company will act diligently and reasonably to secure, before the Effective Time, the consent, approval or waiver, in form and substance reasonably satisfactory to Parent, from any party to any Company Agreement required to satisfy the condition set forth in
      Section 9.5; provided, however, that the Company shall not make any agreement or understanding affecting the Company or its assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of Parent.

                  7.13.2 During the period prior to the Effective Time, the parties hereto shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 8.4; provided, however, that the Company shall not make any agreement or understanding affecting the Company or its assets or business as a condition for obtaining any such consents or approvals except with the prior written consent of Parent.

            7.14 FEES AND EXPENSES. Except as may otherwise be expressly provided in this Agreement, each of the parties shall bear its own costs and expenses (including the fees and disbursements of their counsel, accountants and other financial, legal, accounting or other advisors), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; provided, however, that unless this Agreement is terminated without the consummation of the Merger (i) by Parent pursuant to Section 11.1.3, or (ii) by the Company in breach of this Agreement, Parent shall pay to the Company all reasonable and verifiable out-of-pocket legal and accounting costs and expenses (exclusive of travel costs) incurred by the Company from and after March 1, 1999 (up to a maximum of $25,000); and provided further, that all fees and disbursements of counsel, accountants and other financial, legal, accounting and other advisors retained by the Company or any Stockholder incurred for services rendered after the Effective Time in connection with the Merger or this Agreements shall be borne and paid by the Effective Time Stockholders.

            7.15 [RESERVED].

            7.16 PREPARATION OF ESCROW AGREEMENT. The parties shall prepare and cause to be executed, prior to or concurrently with the Merger Filing, an escrow agreement among the Company, Parent, the Stockholders' Representative and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall, among other matters, (i) appoint the Escrow Agent as the escrow agent thereunder; (ii) provide for the deposit by Parent of the Escrow Shares into the Escrow at or before the Merger Filing; (iii) provide for the release of Escrow Shares to Parent in accordance with the terms thereof, which terms shall include (a) that Parent shall have recourse to the Escrow Shares based on Losses and Expenses suffered by the Company or Parent if Sony asserts any right of offset or reduction, or otherwise makes any claim under the Sony Agreement, the effect of which is to reduce the amounts payable by Sony to the Company under the Sony Agreement, which offset, reduction or claim is based on any actual or asserted breach or default by the Company under the Sony Agreement occurring prior to the Effective Time or arising by virtue of the consummation of the Merger, and (b) that Parent shall have recourse to Escrow Shares constituting 10% of the Gross Stockholder Merger Shares based on any other Losses or Expenses; (iv) provide for the procedures by which the Parent Group Members may submit Claims Notices and by which the Stockholders' Representative may challenge such Claims Notices;
(v) provide for the release of all Escrow Shares then in escrow to the Stockholders on the date of issuance by Parent's auditor's of the audit report on Parent's financial statements for its fiscal year ending December 31, 1999 (except to extent any such amounts are required to cover Losses or Expenses for which a right to indemnification is asserted in Claim Notices); and (vi) include such other provisions as are customary for such agreements or which the Escrow Holder requires be included for its benefit.

            7.17 REGISTRATION RIGHTS. Parent agrees to provide to each of the Effective Time Stockholders registration rights with respect to the shares of THQ Shares issued to them, on the terms and subject to the conditions set forth in Exhibits C-1 and C-2 hereto.

            7.18 TERMINATION OF AGREEMENTS WITH TECHFARM. At or before the Effective Time, the Company shall have terminated its Consulting Agreement and all other agreements, oral or written, with TechFarm.

            7.19 TERMINATION OF RSPAS.

                  7.19.1 The Company shall (i) caused to be terminated, effective at the Effective Time, (a) each of the RSPAs, (ii) cause to be terminated, effective at the Effective Time, the corresponding Escrow Agreements and Assignments (each as defined in such RSPAs), (iii) cause TechFarm to pay to the Company at the Merger Filing the outstanding balance, including principal and interest, of the full recourse promissory note issued by TechFarm to the Company for the purchase price (as set forth in the RSPA), and (iv) upon consummation of the foregoing, deliver to TechFarm and Traeger the certificates evidencing the Stock (as defined in such RSPA).

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGERCO

            The obligations of Parent and Mergerco to cause the Merger Filing shall, except to the extent waived by Parent, be subject to the satisfaction, on or prior to the Merger Filing, of the following conditions:

            8.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by the Company in the performance of its covenants and agreements herein or in any of the Company Ancillary Agreements. None of the representations and warranties of the Company contained or referred to herein shall be untrue and incorrect in any respect (in the case of any representation or warranty containing any materiality qualification) or in any material respects (in the case of any representation and warranty without any materiality qualification) either when make or as of the Effective Time (in each case, without regard to any Knowledge Qualification that may be included in such representation and warranty), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Parent. There shall have been delivered to Parent and Mergerco a certificate or certificates to such effect, dated the Closing Date and signed on behalf of the Company by the President or any Vice President of the Company.

            8.2 NO CHANGES TO OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, there shall have been (i) no change or event having a Material Adverse Effect on the Company; and (ii) no material adverse federal or state legislative or regulatory change affecting the Company's business; and there shall have been delivered to Parent and Mergerco a certificate or certificates to such effect, dated the Closing Date and signed on behalf of the Company by the President or any Vice President of the Company.

            8.3 NO RESTRAINT OR LITIGATION. (i) No order shall have been entered in any Action before any Governmental Body, and no preliminary or permanent injunction by a court of competent jurisdiction shall have been issued and remain in effect, that would have the effect of (a) making the purchase of, or payment for, any shares of Company Common Stock pursuant to this Agreement illegal, or (b) otherwise making the consummation of the Merger illegal; and
(ii) no Action shall be pending before any Governmental Body or any such court against the Company, Parent or Mergerco that challenges the legality or validity of this Agreement, the Merger or any of the transactions contemplated hereby or seek damages or any other remedy in connection therewith (other than in connection with the exercise of appraisal rights).

            8.4 NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 5.5 or otherwise required to be obtained prior to the Effective Time by applicable Requirements of Laws or which are necessary to prevent a Material Adverse Effect on the Company.

            8.5 NECESSARY CONSENTS. The Company shall have received consents, in form and substance reasonably satisfactory to Mergerco and Parent, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which the Company is a party or by which the Company or any of its assets is affected and which are specified in Schedule 8.5 or are otherwise necessary to prevent a Material Adverse Effect on the Company.

            8.6 STOCKHOLDER APPROVAL; NO DISSENTING SHARES. This Agreement shall have been unanimously adopted by all of the Stockholders, no Stockholder shall have delivered a written demand for appraisal of its Company Common Stock pursuant to the CGCL and there shall have been delivered to Parent and Mergerco a certificate or certificates to such effect, dated the Effective Date and signed on behalf of the Company by the President or any Vice President of the Company.

            8.7 THE STOCK PRICE. The Stock Price shall not be less than $14.00 per share.

            8.8 CERTIFICATION OF SHARES AND OPTIONS OUTSTANDING. At the Closing Meeting, the Company shall deliver a certification of its corporate secretary to the effect that the number of shares of Company Common Stock and the number of Options outstanding as of the Closing Date is consistent with the representations made in Section 5.3.2.

            8.9 COMFORT LETTERS. Parent shall have received comfort letters addressed to Parent from Deloitte & Touche LLP, the independent public accountants for Parent, and from such investment banking firm as may be selected by Parent, dated the Effective Date, in form and substance reasonably satisfactory to Parent, covering such matters as Parent shall reasonably request.

            8.10 POOLING-OF-INTERESTS. No event shall have occurred or facts discovered that might preclude Parent from accounting for the Merger as a pooling-of-interests.

            8.11 CONSENT OF OPTIONHOLDERS. Each Effective Time Optionholder shall have executed and delivered to Company a Consent of Optionholder.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

            The obligations of the Company to cause the Merger Filing shall, except to the extent waived by the Company, be subject to the satisfaction, on or prior to the Merger Filing, of the following conditions:

            9.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Parent or Mergerco in the performance of any of their respective covenants and agreements herein. None of the representations and warranties of Parent or Mergerco contained or referred to herein shall be untrue and incorrect in any respect (in the case of any representation or warranty containing any materiality qualification) or in any material respects (in the case of any representation and warranty without any materiality qualification), either when made or as of the Effective Time (in each case, without regard to any Knowledge Qualification that may be included in such representation and warranty), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Company. There shall have been delivered to the Company a certificate or certificates to such effect, dated the Closing Date and signed on behalf of Parent by the President or any Vice President of Parent and on behalf of Mergerco by the President or any Vice President of Mergerco.

            9.2 NO RESTRAINT OR LITIGATION. (i) No order shall have been entered in any Action before any Governmental Body, and no preliminary or permanent injunction by a court of competent jurisdiction shall have been issued and remain in effect, that would have the effect of (a) making the purchase of, or payment for, any shares of Company Common Stock pursuant to this Agreement illegal, or (b) otherwise making the consummation of the Merger illegal; and
(ii) no Action shall be pending before any Governmental Body or any such court against the Company that challenges the legality or validity of this Agreement, the Merger or any of the transactions contemplated hereby or seek damages or any other remedy in connection therewith (other than in connection with the exercise of dissenters' rights).

            9.3 NECESSARY GOVERNMENTAL APPROVALS. The Company shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Effective Time by applicable Requirements of Laws.

            9.4 STOCKHOLDER ACTION. This Agreement shall have been approved and adopted by the holders of a majority of the outstanding Company Common Stock.

            9.5 APPROVAL OF THE PARENT'S BOARD OF DIRECTORS. This Agreement shall have been ratified and approved by Parent's board of directors.

10.   INDEMNIFICATION.

            10.1  INDEMNIFICATION OF PARENT GROUP MEMBERS.

                  10.1.1 To the extent set forth under Section 10.1.2, each Stockholder Group Member shall jointly and severally indemnify and hold harmless each Parent Group Member from and against any and all Losses and Expenses incurred by such Parent Group Member in connection with or arising from:

                        10.1.1.1 any breach or failure to perform, or any third
            party claim that if successful would constitute a breach or failure to perform, by the Company of any of its agreements, covenants or obligations in this Agreement or in any Company Ancillary Agreement to be performed prior to the Effective Time;

                        10.1.1.2 any breach, or any third party claim that if
            successful would constitute a breach, of any warranty, or the inaccuracy, or any third party claim that if successful would constitute an inaccuracy, of any representation or warranty of Company, contained or referred to in this Agreement (including any misrepresentation or warranty in, or omission from, any Schedule, Exhibit, statement, certificate, report or other document furnished or to be furnished by or on behalf of the Company or any Stockholder pursuant hereto or thereto); provided, however, that for the purpose of this
            Section 10, any Knowledge Qualification included in any such representation shall be disregarded and the Stockholder Group Members shall be entitled to be indemnified against Losses and Expenses irrespective of whether Seller had notice or knowledge of the matters addressed by such representation; or

                        10.1.1.3 any liability or obligation of the Company in
            respect of the assets, operations or business of the Company arising from events occurring on or prior to the Effective Time, excepting only (a) such liabilities and obligations as are disclosed in the Schedules to this Agreement, or (b) are assumed pursuant to Section 4.5.2;

                  10.1.2 Parent shall have the right to set off or recover any Losses or Expenses with respect to which Parent is entitled to indemnification under this Section 10.1 against any payments otherwise payable to the Effective Time Stockholders from the Escrow in accordance with the terms of the Escrow Agreement, and, except in the event of fraud, such right of set-off and recovery shall be Parent's sole recourse against the Stockholders with respect to the indemnity set forth in this
      Section 11.

            10.2 INDEMNIFICATION BY PARENT AND THE SURVIVING CORPORATION. Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless each Stockholder Group Member from and against any and all Loss and Expense incurred by such Stockholder Group Member in connection with or arising from:

                  10.2.1 any breach or failure to perform, or any third party claim that if successful would constitute a breach or failure to perform, by Parent or the Surviving Corporation of any of their respective agreements, covenants or obligations in this Agreement or in any Parent Ancillary Agreement; or

                  10.2.2 any breach, or any third party claim that if successful would constitute a breach, of any warranty or the inaccuracy, or any third party claim that if successful would constitute an inaccuracy, of any representation or warranty of Parent or Mergerco contained or referred to in this Agreement (including any misrepresentation or warranty in, or omission from, any Schedule, Exhibit, statement, certificate, report or other document furnished or to be furnished by or on behalf of Parent or Mergerco pursuant hereto).

            10.3  NOTICE OF CLAIMS.

                  10.3.1 If any Parent Group Member (with respect to Section 10.1) or any Stockholder Group Member (with respect to Section 10.2) believes that it has suffered or incurred any Loss or incurred any Expense, such Parent Group Member or Stockholder Group Member, as the case may be (the "Indemnified Person"), shall so notify the parties obligated to provide indemnification to such Indemnified Person (the "Indemnitor") (which, in the event such notice is given by a Parent Group Member, shall be given to the Stockholders' Representative) promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, any certificate delivered pursuant hereto or any Parent Ancillary Agreement or Stockholder Ancillary Agreement in respect of which such Loss or Expense shall have occurred (such written notification being sometimes hereinafter referred to as the "Claim Notice"); provided, however, that an omission by the Indemnified Person to give notice as provided herein shall not relieve the Indemnitor of its indemnification obligation under this Section 10 except
      (i) to the extent that such omission results in a failure of actual notice to the Indemnitor and such Indemnitor is materially damaged as a result of such failure to give notice, or (ii) if the Indemnified Person fails to give notice prior to the termination of the indemnity obligation. If any Action is instituted by or against a third party with respect to which any Indemnified Person intends to claim any liability or expense as Loss or Expense under this Section 10, such Indemnified Person shall promptly notify the Indemnitor of such Action as specified in this Section 10.3.

                  10.3.2 In calculating any Loss or Expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer), and (ii) the amount of any tax benefit to the Indemnified Person (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

                  10.3.3 After the giving of any Claim Notice, the amount of indemnification to which an Indemnified Person shall be entitled under this Section 10 shall be determined: (i) by a written agreement between the Indemnified Person and the Indemnitor; (ii) in accordance with the final determination of a court of competent jurisdiction; or (iii) by any other means to which the Indemnified Person and the Indemnitor shall agree.

            10.4  EXPIRATION OF INDEMNIFICATION.

                  10.4.1 In the event the Merger is consummated, the Parent Group Members' right to indemnification pursuant to Section 10.1 shall expire on the date that is 18 months after the Closing Date; provided, however, that if any Claim Notice is given by a Parent Group Member prior to the expiration of such 18-month period, such Parent Group Member's right to indemnification in respect of the matters giving rise to such Claim Notice (i) shall continue until such matters are finally terminated or otherwise resolved between such Parent Group Member and the Stockholders' Representative or by a court of competent jurisdiction and all amounts, if any, payable hereunder in respect of those matters are finally determined and paid from the Escrow, and (ii) shall extend to all Losses and Expenses that are the subject of that indemnification obligation, whether incurred before or after such Claim Notice is given.

                  10.4.2 In the event the Merger is consummated, the Stockholder Group Members' right to indemnification pursuant to Section 11.2 shall expire on the date that is 18 months after the Closing Date; provided, however, that if any Claim Notice is given by the a Stockholder Group Member prior to the expiration of such 18-month period, such Stockholder Group Member's right to indemnification in respect of the matters giving rise to such Claim Notice (i) shall continue until such matters are finally terminated or otherwise resolved between such Stockholder Group Member, Parent and the Surviving Corporation or by a court of competent jurisdiction and all amounts, if any, payable hereunder in respect of those matters are finally determined and paid by Parent and/or the Surviving Corporation, and (ii) shall extend to all Losses and Expenses that are the subject of that indemnification obligation, whether incurred before or after such Claim Notice is given.

            10.5 EXCLUSIVE REMEDY FOLLOWING THE MERGER. In the event that the Merger is consummated, any claim against any party hereto for any breach of this Agreement or the Parent Ancillary

Agreements or in connection with any of the transactions contemplated hereby or thereby shall be made solely pursuant to this Section 10.

11.   TERMINATION.

            11.1 TERMINATION RIGHTS. Notwithstanding anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties to consummate the Merger may be terminated at any time prior to the Effective Time:

                  11.1.1 By the mutual consent of all of the parties hereto;

                  11.1.2 By Parent or the Company if the Merger Filing shall not have occurred on or before the later of (i) five business days following the Company Meeting, or (ii) June 30, 1999 (or such later date as may be mutually agreed to by Parent and the Company);

                  11.1.3 By Parent in the event of any material breach by the Company of any of its agreements, representations or warranties contained herein and, with respect to any such breach that is curable, the failure of Company to cure such breach within seven days after receipt of notice from Parent requesting that such breach be cured; or

                  11.1.4 By the Company in the event of any material breach by Parent or Mergerco of any of their respective agreements, representations or warranties contained herein and, with respect to any breach that is curable, the failure of Parent to cure such breach, or cause Mergerco to cure such breach, within seven days after receipt of notice from the Company requesting that such breach be cured.

            11.2 NOTICE OF TERMINATION. Any party desiring to terminate the obligation of the parties to consummate the Merger this Agreement pursuant to
Section 11.1 (other than Section 11.1.1) shall give notice of such termination to each of the other parties to this Agreement, identifying in such notice the provision under which such termination is being effected.

            11.3 EFFECT OF TERMINATION. In the event that the obligation of the parties to consummate the Merger shall be terminated pursuant to this Section 11, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the others; provided, however, that such termination shall not relieve any party from liability for its breach of this Agreement, or from such party's obligations under Section 10.

12.   GENERAL PROVISIONS.

            12.1 SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement for the periods set forth herein.

            12.2 NO PUBLIC ANNOUNCEMENT. No party hereto shall, without the approval of all of the other parties, make any press release or other public announcement (or, in the case of the Company, announce to its employees (other than those who have a need to know in order to consummate the Merger) or to the Stockholders) concerning the transactions contemplated by this Agreement, except to the extent that the Company shall be so obligated by law, in which case such party shall so advise Parent of such determination and the basis therefor and will either prepare a joint statement with Parent for public release or will permit Parent to review and approve the content of such announcement not less than 24 hours prior to its release by the Company; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement.

            12.3 NOTICES. All notices, requests, demands, consents, approvals, designations and other communications called for or contemplated by this Agreement shall be in writing and shall be deemed given to the party to whom addressed (i) when delivered to such party by hand or by facsimile transmission,
(ii) one business day after being sent to such party by overnight courier, or
(iii) three business days after being sent to such party by registered or certified mail (return receipt requested, postage prepaid), in each case at the following address, or at such other address as such party may designate by notice in the manner aforesaid:

      If to the Company (after the Effective Time), Parent or Mergerco, to:

            THQ Inc.
            5016 North Parkway Calabasas, Suite 100
            Calabasas, California 91302
            Attention:  Brian J. Farrell,
                        President and Chief Executive Officer
            Telephone:  818/223-3108
            Telecopier: 818/224-3841

            with a copy to:

            Sidley & Austin
            555 West Fifth Street, 40th Floor
            Los Angeles, California 90013
            Attention:  Kenneth H. Levin, Esq.
            Telephone:  213/896-6699
            Telecopier: 213-896-6600

      If to the Company (prior to the Effective Time) to:

            Pacific Coast Power & Light Co.
            4435 Fortran Drive
            San Jose, CA 95134
            Attention:  Don Traeger,
                        President and Chief Executive Officer
            Telephone:  408/935-4003
            Telecopier: 408/262-8874
            with a copy to:

            General Counsel Associates LLP
            1891 Landings Drive
            Mountain View, California 94043
            Attention:  John Montgomery, Esq.
            Telephone:  650/237-7222
            Telecopier: 650/428-3901

      If to the Stockholders' Representative, to:

            Don Traeger
            c/o Pacific Coast Power & Light Co.
            4435 Fortran Drive
            San Jose, CA 95134
            Telephone:  408/935-4003
            Telecopier: 408/262-8874

            with a copy to:

            General Counsel Associates LLP
            1891 Landings Drive
            Mountain View, California 94043
            Attention:  John Montgomery, Esq.
            Telephone:  650/237-7222
            Telecopier: 650/428-3901

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

            12.4  SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES.

                  12.4.1 The rights of each party under this Agreement shall not be assignable by such party prior to the Effective Time without the written consent of each of the other parties. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

                  12.4.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Parent, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Except as provided in Section 10 in the event of the consummation of the Merger with respect to the rights and remedies of the Stockholders, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Stockholder or other Person other than (i) the parties hereto and their successors and permitted assigns, and (ii) the Stockholders' Representative, in his capacity as such, any right, remedy or claim under or by reason of this Agreement or the transactions contemplated hereby.

            12.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein; and such agreements and other documents supersede all prior agreements and understandings between or among any of the parties hereto, including without limitation the Letter of Intent dated as of March 18, 1999 by and among Parent and the Company (which is hereby terminated). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            12.6 RULES OF CONSTRUCTION. Whenever in this Agreement the context so suggests, references to the masculine shall be deemed to include the feminine and the neuter, references to the singular shall be deemed to include the plural, and references to "or" shall be deemed to be disjunctive but not necessarily exclusive. No provision of this Agreement shall be construed in favor of or against any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof, nor shall the interpretation of this Agreement be affected by reason that this Agreement or any provision hereof is inconsistent with any prior draft hereof. Except where expressly provided to the contrary, each reference herein to a "Section" is to a Section of this Agreement; each reference herein to a Section includes all Sections subsidiary to the Section referred to. The words "herein," "hereof," and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or subsection, and the word "including" means "including but not limited to." Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Except as expressly stated to the contrary herein, all dollar amounts in this Agreement refer to lawful money of the United States of America.

            12.7 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            12.8 EQUITABLE RELIEF. Each of the parties hereto agrees that a monetary remedy for a breach of this Agreement would be inadequate and would be impracticable and extremely difficult to prove, and further agrees that such a breach would cause the other party irrevocable harm, and that either party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages and without the necessity of posting a bond or making any undertaking in connection therewith. Any such requirement of a bond or undertaking is hereby waived by the parties.

            12.9 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            12.10 BUSINESS DAY. Whenever this Agreement requires that an action be taken or a notice be given on a date that would otherwise not be a business day, the time period for taking such action or giving such notice shall be extended to the first day thereafter that is a business day.

            12.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties.

            12.12 FURTHER ASSURANCES. From time to time after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Mergerco, the Company or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Corporation title to, and possession of, all of the property, rights, privileges, powers, immunities and franchises of Mergerco and the Company and otherwise carry out the purposes of this Agreement.

            12.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

            12.14 ATTORNEYS' FEES. In the event any legal action is instituted to construe or enforce this Agreement or any provision hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees.

                                     *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                      PACIFIC COAST POWER & LIGHT CO.
                                      a California corporation

                                      By:   /s/ Don Traeger
                                            ------------------------------------
                                                Don Traeger,
                                                President and
                                                Chief Executive Officer

                                      PPL ACQUISITION COMPANY
                                      a California corporation

                                      By:   /s/ Brian J. Farrell
                                            ------------------------------------
                                                Brian J. Farrell,
                                                President

                                      THQ INC.,
                                      a Delaware corporation

                                      By:   /s/ Brian J. Farrell
                                            ------------------------------------
                                                Brian J. Farrell,
                                                President and
                                                Chief Executive Officer


                              Signature Page 1 of 1

      EXHIBITS*
      ---------
      Form of Employment Agreement for Don Traeger                    A-1

      Form of Employment Agreement for Dennis Harper                  A-2

      Form of Non-Competition Agreement                               B

      Form of Registration Obligations of Parent - First Tranche      C-1

      Form of Registration Obligations of Parent - Second Tranche     C-2

      Form of General Release and Covenant Not to Sue                 D

      Form of Disclaimer of Reliance                                  E

      Form of Severance Agreement                                     F

      Form of Consent of Optionholder                                 G

      Form of Continuity of Interest Agreement                        H

      DESCRIPTION*                                                    SCHEDULE
      ------------                                                    --------
      Capitalization, List of Shareholders, Bridge Noteholder,
        Options                                                       5.3d

      Optionholders

      Rights of first refusal                                         5.3.2.2

      Violations and required consents                                5.5

      Actions                                                         5.6

      Financial Statements                                            5.7

      Excluded assets                                                 5.8

      Governmental Permits                                            5.9

      Personal property                                               5.11

      Taxes                                                           5.15

      Agreements and commitments                                      5.17

      Intellectual property                                           5.18

      Software products                                               5.19

      Development Tools                                               5.20

      Employee proprietary agreement                                  5.23(a)

      Employee confidentiality agreements                             5.23(b)

      Employee Plans                                                  5.23.3

      Employees and compensation                                      5.23.8

      Business plan                                                   5.24
      Necessary consents                                              8.5

----------------

* The Schedules and Exhibits are omitted from this filing. The Company agrees to furnish supplementally a copy of any Schedule or Exhibit to the Commission upon request.


                                       ii